Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 8, 2016, Sorrento Therapeutics, Inc. (“Sorrento”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Scilex Pharmaceuticals Inc. (“Scilex”) and a majority of the stockholders of Scilex (the “Scilex Stockholders”) pursuant to which, on November 8, 2016, Sorrento acquired from the Scilex Stockholders, and the Scilex Stockholders sold to Sorrento, approximately 72% of the outstanding capital stock of Scilex (the “Acquisition”). Approximately 23% of the outstanding capital stock of Scilex continues to be held by ITOCHU CHEMICAL FRONTIER Corporation following the Acquisition.

At the closing of the Acquisition (the “Closing”), Sorrento issued to the Scilex Stockholders that were accredited investors (the “Accredited Scilex Stockholders”) an aggregate of 752,481 shares (the “Closing Shares”) of Sorrento’s common stock (the “Common Stock”); provided, however, that twenty percent of the Closing Shares will be held in escrow for a period of six months, and be used, among other things, to satisfy the indemnification obligations of the Scilex Stockholders.

The Purchase Agreement contains customary representations, warranties and covenants of Sorrento, Scilex and the Scilex Stockholders. Subject to certain customary limitations, the Scilex Stockholders have agreed to indemnify Sorrento and its officers, directors, employees and other authorized agents against certain losses related to, among other things, breaches of Scilex’s and the Scilex Stockholders’ representations and warranties, certain specified liabilities and the failure to perform covenants or obligations under the Purchase Agreement.

Under the terms of the Purchase Agreement, Sorrento agreed to provide additional consideration to the Accredited Scilex Stockholders upon the achievement of certain milestones, as follows:

(1) Upon receipt of notice from the U.S. Food and Drug Administration (the “FDA”) that the FDA has accepted Scilex’s resubmitted new drug application for ZTlido TM for the treatment of postherpetic neuralgia (the “NDA”), Sorrento will deliver to the Accredited Scilex Stockholders a number of shares of Common Stock equal to the quotient obtained by dividing 10% of the Adjusted Base Consideration by a price (the “FDA Acceptance Price”) equal to the closing market price of one share of Common Stock, as reported by the Nasdaq Stock Market LLC (“Nasdaq”) on the date of Scilex’s receipt of the FDA notice or, if no closing price is reported for such date, the closing price on the last preceding date for which such quotation exists; provided, however, that in no event shall the FDA Acceptance Price be greater than $25.32 or less than $6.33 (in each case as adjusted, as appropriate, to reflect any stock splits or similar events affecting the Common Stock).

(2) Upon receipt of notice from the FDA that the FDA has approved the NDA for commercialization, Sorrento will deliver to the Accredited Scilex Stockholders cash and shares of Common Stock in such proportion to be determined in Sorrento’s sole discretion, with a total value equal to 80% of the Adjusted Base Consideration (the “FDA Approval Consideration”). To the extent that Sorrento elects to pay any portion of the FDA Approval Consideration in shares of Common Stock, the number of shares shall be equal to the quotient obtained by dividing (a) the portion of the FDA Approval Consideration to be paid in shares of Common Stock by (b) a price (the “FDA Approval Price”) equal to the closing market price of one share of Common Stock, as reported by Nasdaq on the date of the Scilex’s receipt of the FDA notice or, if no closing price is reported for such date, the closing price on the last preceding date for which such quotation exists; provided, however, that in no event shall the FDA Approval Price be greater than $25.32 or less than $6.33 (in each case as adjusted, as appropriate, to reflect any stock splits or similar events affecting the Common Stock). However, in no event may Sorrento make an election with respect to the FDA Approval Consideration so as to cause the total number of shares of Common Stock issued in connection with the Acquisition to exceed 4.99% of the total number of shares of Common Stock outstanding as of immediately prior to the Closing (as adjusted, as appropriate, to reflect any stock splits or similar events affecting the Common Stock), unless Sorrento has obtained stockholder approval to issue a greater number of shares.

Henry Ji, Ph.D., Sorrento’s President and Chief Executive Officer and a member of Sorrento’s Board of Directors, through one or more of his affiliated entities, and George Ng, Sorrento’s Executive Vice President, Chief Administrative Officer and Chief Legal Officer, were formerly stockholders of Scilex, held approximately 6.5% and 8.6%, respectively, of Scilex’s total outstanding capital stock and sold all of their shares of the capital stock of Scilex to Sorrento in the Acquisition on the same terms as the other Scilex Stockholders.

In connection with the Acquisition, on November 8, 2016, Sorrento and the Accredited Scilex Stockholders entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things, Sorrento agreed to prepare and file one or more registration statements with the Securities and Exchange Commission (the “SEC”) for the purpose of registering for resale the Closing Shares and any additional shares of Common Stock that may be issued by Sorrento upon the achievement of milestones in accordance with the Purchase Agreement (collectively, the “Securities”).

Under the Registration Rights Agreement, Sorrento filed a registration statement with the SEC registering all of the Closing Shares for resale on December 2, 2016, and no additional registration statements have been required.

The following unaudited pro forma condensed combined financial statements are based on our historical consolidated financial statements and Scilex’s historical financial statements as adjusted to give effect to the Company’s acquisition of Scilex and the related financing transactions. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2016 and the year ended December 31, 2015 give effect to these transactions as if they had occurred on January 1, 2015. The unaudited pro forma condensed combined balance sheet as of September 30, 2016 gives effect to these transactions as if they had occurred on September 30, 2016.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K and quarterly report on Form 10-Q, and Scilex’s historical information included herein.

Pro Forma Condensed Combined Balance Sheet as of September 30, 2016

Dollars in thousands, except per share amounts	Sorrento	Scilex	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$66,480	116	(5)	(b)	66,591
Marketable securities	1,241	-	-		1,241
Grants and accounts receivables, net	526	22	-		548
Income tax receivable	1,927	-	-		1,927
Notes receivable	600	-	(600)	(c)	-
Prepaid expenses and other, net	1,062	162	-		1,224

Total current assets	71,836	300	(605)		71,531
Restricted cash	-	50	-		50
Security deposit	-	43	-		43
Property and equipment, net	10,083	243	-		10,326
Intangibles, net	3,579	-	66,350	(b)	69,929
Goodwill	20,626	-	29,555	(b)	50,181
Investments in common stock	112,008	-	-		112,008
Equity method investments	59,413	-	-		59,413
Other, net	1,513	-	-		1,513

Total assets	$279,058	636	95,300		374,994

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	1,377	2,653	-		4,030
Accrued payroll and related	2,834	549	-		3,383
Current portion of deferred compensation	984	-	-		984
Accrued expenses	4,474	-	-		4,474
Current portion of deferred revenue	9,186	-	-		9,186
Acquisition consideration payable	12,000	-	40,000	(b)	52,000
Advanced capital	-	500	(500)	(c)	-
Current portion of debt	5,188	100	(100)	(c)	5,188

Total current liabilities	36,043	3,802	39,400		79,245

Long-term debt	458	-	-		458
Deferred compensation	-	-	-		-
Deferred tax liabilities	35,047	-	26,540	(b)	61,587
Deferred revenue	127,612	-	-		127,612
Deferred rent and other	7,404	-	-		7,404

Total liabilities	206,564	3,802	65,940		276,306
Commitments and contingencies
Equity (deficit):
Sorrento Therapeutics, Inc. equity (deficit)
Preferred stock, $0.0001 par value	-	-	-		-
Common stock, $0.0001 par value;	26	2	0	(a)	26
			(2)	(b)
Additional paid-in capital	336,594	22,243	(0)	(a)	341,957
			(22,243)	(b)
			26,194	(b)
			(20,831)	(aa)
Accumulated other comprehensive income	328	-	-		328
Treasury stock	(51,491)	-	-		(51,491)
Stock subscription receivable	(43,502)	-	-		(43,502)
Accumulated deficit	(162,299)	(25,411)	25,411	(b)	(162,299)

Total Sorrento Therapeutics, Inc. stockholders’ equity (deficit)	79,656	(3,166)	8,529		85,019
Non-controlling interests	(7,162)	-	20,831	(aa)	13,669

Total equity (deficit)	72,494	(3,166)	29,360		98,688

Total liabilities and stockholders’ equity (deficit)	$279,058	636	95,300		374,994

Pro Forma Condensed Combined Statement of Operations - Nine Months Ended September 30, 2016

Amounts in thousands, except per share amounts	Sorrento	Scilex	Pro Forma Adjustments		Pro Forma Combined

Revenues:
Grant	$899	-	-		899
Royalty and license	1,560	-	-		1,560
Sales and services	1,674	-	-		1,674

Total revenues	4,133	-	-		4,133
Operating costs and expenses:
Costs of revenues	1,072	-	-		1,072
Research and development	28,620	1,147	-		29,767
Acquired in-process research and development	45,000	-	-		45,000
General and administrative	13,982	9,410	(289)	(d)	23,103
Intangible amortization	334	-	1,258	(e)	1,592

Total operating costs and expenses	89,008	10,557	969		100,534
Loss from operations	(84,875)	(10,557)	(969)		(96,401)
Gain on sale of marketable securities	27,193	-	-		27,193
Gain on trading securities	491	-	-		491
Gain on expiration of derivative liability	5,520	-	-		5,520
Income on equity investments	294	-	-		294
Interest expense	(816)	(12)	-		(828)
Interest income	84	-	-		84

Loss before income tax	(52,109)	(10,569)	(969)		(63,647)
Income tax benefit	(195)	-	-		(195)

Net loss	(51,914)	(10,569)	(969)		(63,452)
Net loss attributable to noncontrolling interests	(2,948)	-	(3,300)	(f)	(6,248)

Net loss attributable to Sorrento	$(48,966)	(10,569)	2,331		(57,204)

Net loss per share - basic and diluted	$(1.03)				(1.18)

Weighted-average shares - basic and diluted	47,581		752	(g)	48,333

Pro Forma Condensed Combined Statement of Operations - Year Ended December 31, 2015

			Pro Forma		Pro Forma
Amounts in thousands, except per share amounts	Sorrento	Scilex	Adjustments		Combined

Revenues:
Grant	$1,530	-	-		1,530
Sales and services	3,060	-	-		3,060

Total revenues	4,590	-	-		4,590
Operating costs and expenses:
Costs of revenues	1,950	-	-		1,950
Research and development	31,343	1,294	-		32,637
Acquired in-process research and development	24,013	-	-		24,013
General and administrative	20,132	4,864	-		24,996
Intangible amortization	1,157	-	1,677	(e)	2,834

Total operating costs and expenses	78,595	6,158	1,677		86,430
Loss from operations	(74,005)	(6,158)	(1,677)		(81,840)
Gain on sale of IgDraSol, net	69,274	-	-		69,274
Loss on derivative liability	(3,360)	-	-		(3,360)
Income on equity investments	(4,041)	-	-		(4,041)
Interest expense	(1,652)	(2)	-		(1,654)
Interest income	24	-	-		24

Loss before income tax	(13,760)	(6,160)	(1,677)		(21,597)
Income tax benefit	36,314	-	-		36,314

Net loss	(50,074)	(6,160)	(1,677)		(57,911)
Net loss attributable to noncontrolling interests	(4,263)	-	(2,187)	(f)	(6,450)

Net loss attributable to Sorrento	$(45,811)	(6,160)	509		(51,462)

Net loss per share - basic and diluted	$(1.24)				(1.37)

Weighted-average shares - basic and diluted	36,909		752	(g)	37,661

Note 1 — Basis of presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of Scilex’s assets acquired and liabilities assumed and conformed the accounting policies of Scilex to its own accounting policies.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Note 2 — Preliminary purchase price allocation

(aa) The Company has performed a preliminary valuation analysis of the fair market value of Scilex’s assets and liabilities. The following tables summarize the total consideration and the allocation of the preliminary purchase price as of the acquisition date (in thousands):

Total consideration

Closing consideration (includes approximately $5 in cash)	$4,768
Plus: Fair value of contingent consideration	40,000
Plus: Receivable from Scilex	600
Plus: Fair value of non-controlling interest	20,831

Total consideration	$66,199

The fair value of non-controlling interest was calculated by starting with an equity value (determined from a standard enterprise value calculation), multiplied by the non-controlling interest share of equity (27.9%) less a 25% discount for lack of marketability.

Allocation of the preliminary purchase price of the acquisition

Cash and cash equivalents	$116
Grants and accounts receivables	22
Prepaid expenses and other	162
Restricted cash	50
Security deposit	43
Property and equipment	243
Intangibles, net	66,350
Goodwill	29,555
Accounts payable	(2,653)
Accrued payroll and related	(549)
Advanced capital	(500)
Current debt	(100)
Deferred tax liabilities	(26,540)	(x)

Total consideration	$66,199

(x) The deferred tax liability resulting from the increase in basis of Scilex’s intangible assets, excluding goodwill, for book purposes but not for tax purposes was calculated using a 40% effective tax rate.

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and income statement. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property, plant and equipment, (2) changes in allocations to intangible assets such as trade name, in-process research and development and patents as well as goodwill and (3) other changes to assets and liabilities and tax.

Note 3 — Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a) Represents the issuance of 752,481 shares of Sorrento common stock and its effect on the common stock and additional paid in capital accounts (in thousands):

	Common	Additional
	Stock	Paid in Capital

Issuance of 752,481 shares of Sorrento common stock	0	(0)

(b) Represents the elimination of the historical equity of Scilex, the issuance of common shares to finance the acquisition, the establishment of non-controlling interest for the 27.9% of Scilex not owned by Sorrento and the initial allocation of excess purchase price to goodwill, as follows (in thousands):

Initial consideration (includes approximately $5 of cash)	$26,199
Contingent consideration	40,000

Total consideration	66,199
Reversal of Scilex’s historical equity:
Common stock, $0.0001 par value;	(2)
Additional paid-in capital	(22,243)
Accumulated deficit	25,411
Write-down/(write-up) of assets:
Intangibles, net	(66,350)
(Write-down)/write-up of liabilities:
Deferred tax liabilities	26,540

Goodwill	$29,555

The fair value of the contingent consideration was calculated using a 95% probability of achieving the milestones.

(c) Represents the elimination of $600,000 in receivables/payables between Sorrento and Scilex.

(d) Represents the payment of the estimated transaction costs of $289,000 related to the Scilex acquisition (in thousands).

Transaction costs - Sorrento	$289
Transaction costs - Scilex	-

Transaction costs	$289

(e) As part of the preliminary valuation analysis, the Company identified intangible assets, including in-process research and development, trade name, and patents. The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires a forecast of all of the expected future cash flows. Since all information required to perform a detailed valuation analysis of Scilex’s intangible assets could not be obtained as of the date of this filing, for purposes of these unaudited pro forma condensed combined financial statements, the Company used certain assumptions based on publicly available transaction data for the industry.

The following table summarizes the estimated fair values of Scilex’s identifiable intangible assets and their estimated useful lives (in thousands):

	Estimated Fair Value	Estimated Useful Life in Years	Year Ended December 31, 2015 Amortization Expense	Nine Months Ended September 30 2016 Amortization Expense
Patents	$11,740	7	$1,677	$1,258
In-process research and development	54,610	Indefinite life	-	-

	$66,350		$1,677	$1,258

(f) Represents the net loss attributable to the non-controlling interests of Scilex.

	Year Ended December 31, 2015	Nine Months Ended September 30, 2016
Net loss	$(6,160)	$(10,569)
Pro forma adjustment for intangible amortization	(1,677)	(1,258)

Pro forma net loss	$(7,837)	$(11,827)

Non-controlling interest percentage	27.9%	27.9%

Non-controlling interest	$(2,187)	$(3,300)

(g) Represents the increase in the weighted average shares in connection with the issuance of 752,481 common shares to finance the acquisition.